April 12, 1996


VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

        Re:  ML Media Partners
             Form 8-K

Dear Commissioners:

     We hereby electronically transmit for filing Form 8-K for the above-mentioned company.

                            Respectfully submitted,


                            /s/ Lawrence H. Budish

                            Lawrence H. Budish



                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                 -------------------------------

                            FORM 8-K

                 -------------------------------

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


           April 4, 1996                                  0-14871
(Date of earliest report)                    (Commission File Number)




                          ML MEDIA PARTNERS, L.P.
          (Exact name of registrant as specified in its charter)




                 Delaware                            13-3221085
   (State or other jurisdiction              (I.R.S. Employer
  of incorporation or organization)          Identification Number)




    World Financial Center, South Tower, New York, New York 10080-6114
            (Address of Principal Executive Offices) (Zip Code)



                                 (212) 236-6577
           (Registrant's telephone number, including area code)




                                    Not Applicable
      (Former name or former address, if changed since last report.)

Item 5. Other Events

     As previously reported on Registrant's Annual Report on Form 10-K for the year ended December 29, 1995, Registrant and Century Communications Corp. ("Century") were unable to consummate the sale of Registrant's California cable operations serving Anaheim, Hermosa Beach/Manhattan Beach, Rohnert Park/Yountville and Fairfield (the "California Cable Systems") by April 1, 1996. Because the sale of the California Cable Systems was not consummated by April 1, 1996, Registrant was unable to make the entire principal payment of $15,812,500 due on such date under the Amended and Restated Credit Agreement dated as of May 15, 1990, as amended (the "ML California Credit Agreement"), but did make a $2,000,000 partial payment. Registrant and the banks party to the ML California Credit Agreement have entered into an amendment to the ML California Credit Agreement deferring the due date of the remaining principal payment until May 31, 1996.

     In February 1996, the transfer of the Anaheim franchise from Registrant to Century was approved. Such approval became final on April 4, 1996, since no legally sufficient objection under the Anaheim City Charter procedures for a public referendum was raised; therefore, all regulatory approvals required to sell the California Cable Systems to Century have been received. Although no assurance can be given that the sale of the California Cable Systems under the Asset Purchase Agreement will be consummated, Registrant is continuing its efforts to resolve other issues necessary to consummate the closing with Century.

                                SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   ML MEDIA PARTNERS, L.P.

                                   By:  Media Management Partners, its
                                        general partner

                                   By:  RP Media Management,
                                        General Partner

                                   By:  IMP Media Management,
                                        Inc.

                                   By:
                                        Elizabeth McNey Yates
                                        Vice President



Dated:  April 12, 1996